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                                                                    EXHIBIT 16.1




MAY 2, 2007


SECURITIES AND EXCHANGE COMMISSION
100 F Street N.E.
Washington, D.C. 20549


Dear Sirs:

RE: PURE BIOFUELS CORP.

We have read Item 4.01 of Form 8-K dated April 27, 2007 of Pure Biofuels Corp. (File Ref. no.: 000-50903)(the "Company") and:

     a) We are in agreement with the statements made in paragraphs one through four and paragraph six.

     b) We have no basis to agree or disagree with the statements made in paragraph five.


Yours truly,

/s/ "DMCL"
-------------------------------------
DALE MATHESON CARR-HILTON LABONTE LLP

Chartered Accountants



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